Exhibit 5


                  [Baltimore Gas and Electric Company Letterhead]

April 30, 1999



Constellation Energy Group, Inc.
39 W. Lexington Street
Baltimore, MD 21201

         Re:      Post-Effective Amendment No. 1 to
                  Registration Statement on Form S-8 of
                  Constellation Energy Group, Inc.
                  (Reg. Nos. 333-45051, 33-59545 and 33-56084)

Ladies and Gentlemen:

         You have requested an opinion in connection with Post-Effective Amendment No. 1 to the Registration Statement on Form S-8 (Post-Effective Amendment), filed by Constellation Energy Group, Inc. (Company) with the Securities and Exchange Commission under the Securities Act of 1933 (Act). The Post-Effective Amendment relates to, among other things, an offering by the Company of its common stock, without par value (Common Stock) pursuant to the Constellation Energy Group, Inc. 1995 Long-term Incentive Plan and the Constellation Energy Group, Inc. Manager Long-term Incentive Plan, as well as plan participations in the Constellation Energy Group, Inc. Employee Savings Plan.

         I am Counsel of Baltimore Gas and Electric Company and legal counsel to the Company. In connection with this opinion, I have considered such records and documents and made such examinations of law as I have deemed relevant in connection with this opinion. It is my opinion that when there has been compliance with the Act and the applicable state securities laws, the shares of Common Stock to be sold by the Company, when issued, delivered, and paid for in the manner described in the Post-Effective Amendment, will be legally issued, and the shares of Common Stock, when so issued, delivered and paid for, will also be fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Post-Effective Amendment and to the reference to me under the caption "Legal Matters" in the Post-Effective Amendment. In so doing, I do not admit that

April 30, 1999
Constellation Energy Group, Inc.
Page Two


I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                                   Very truly yours,


                                                   /s/ Mary Anne Busse O'Donnell
                                                     Mary Anne Busse O'Donnell